UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Facility Agreement. On June 4, 2008, Exelixis, Inc. (“Exelixis”) entered into a Facility Agreement (the “Facility Agreement”) with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited (collectively, “Deerfield”), pursuant to which Deerfield agreed to loan to Exelixis up to $150,000,000, subject to certain conditions. Exelixis may draw down on the facility in $15,000,000 increments at any time during the eighteen (18) months following the effective date of the Facility Agreement. However, Exelixis is under no obligation to draw down on the facility and may terminate the Facility Agreement without penalty at any time. Deerfield received a one time transaction fee equal to 2.5 percent of the aggregate amount of the facility and will continue to receive an annual commitment fee of 2.25 percent of the aggregate amount of the facility, payable on a quarterly basis during the term of the Facility Agreement. The outstanding principal and interest under the loan, if any, is due by June 4, 2013, and, at Exelixis’ option, can be repaid at any time with shares of Exelixis Common Stock (the “Repayment Shares”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), with certain restrictions, or in cash. Interest under the loan shall not accrue until Exelixis draws down on the facility, at which time interest will begin to accrue at a rate of 6.75 percent per annum compounded annually on the outstanding principal amount of the facility. Deerfield also has limited rights to accelerate repayment of the loan upon certain changes of control of Exelixis or an event of default.

In accordance with the terms of the Facility Agreement, Exelixis issued Deerfield warrants to purchase shares of Exelixis Common Stock and entered into a Registration Rights Agreement with Deerfield, each of which are described below.

Warrants. Upon execution of the Facility Agreement, Exelixis issued to Deerfield warrants to purchase an aggregate of 1,000,000 shares of Exelixis Common Stock at an exercise price of $7.40 per share (the “Initial Warrants”). Subject to certain conditions and limitations, Exelixis has the right to request one or more cash disbursements from Deerfield pursuant to the Facility Agreement, which disbursements would be accompanied by Exelixis’ issuance to Deerfield of: (a) for each of the first through fifth disbursements, warrants to purchase an aggregate of 400,000 shares of Exelixis Common Stock at an exercise price equal to the then prevailing exercise price under the Initial Warrants and (b) for each disbursement, warrants to purchase an aggregate of 800,000 shares of Exelixis Common Stock at an exercise price equal to 120% of the average of the Volume Weighted Average Price (as defined in the Facility Agreement) of Exelixis Common Stock for each of the 15 trading days beginning with the trading day following receipt by Deerfield of a disbursement request (collectively, the “Additional Warrants” and, together with the Initial Warrants, the “Warrants”). The Warrants are exercisable for a term of six years from the date of issuance and contain certain limitations that prevent the holder of the Warrants from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by it to exceed 9.98% of the total number of shares of Exelixis Common Stock then issued and outstanding (the “Deerfield Share Limitation”). The number of shares for which the Warrants are exercisable and the associated exercise prices are subject to certain adjustments as set forth in the Warrants. In addition, upon certain changes in control of Exelixis, to the extent the Warrants are not assumed by the acquiring entity, or upon certain defaults under the Warrants, the holder has the right to net exercise the Warrants for shares of Exelixis Common Stock, or, in certain circumstances, be paid an amount in cash, equal to the Black-Scholes value of the shares of Exelixis Common Stock issuable under Warrants that are outstanding. The maximum number of shares of Exelixis Common Stock that can be issued pursuant to the terms of the Warrants and the Facility Agreement is 20,991,776 shares.

Registration Rights Agreement. In accordance with the terms of the Facility Agreement, Exelixis entered into a Registration Rights Agreement with Deerfield dated June 4, 2008 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Exelixis agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) on or prior to 45 days from the effective date of the Registration Rights Agreement (the “Initial Registration Statement”). The Initial Registration Statement is intended to cover the resale of shares of Exelixis Common Stock subject to issuance upon the exercise of the Warrants or shares issued in connection with an event of default or repayment of the facility pursuant to the terms of the Facility Agreement (the “Initial Registration Shares”). Exelixis has additional obligations under the Registration Rights Agreement, subject to SEC rules and regulations, to register either on a primary or resale basis, any Initial Registration Shares not included in the Initial Registration Statement.

The foregoing summaries of the Facility Agreement, the Warrants and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to these agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02. Exelixis relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants, the shares of Common Stock issuable pursuant to the Warrants and the Repayment Shares. As part of executing the Facility

Agreement and receiving the Repayment Shares, the Warrants and the shares of Common Stock issuable pursuant to the Warrants, Deerfield represented to Exelixis that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by Deerfield were being acquired for investment purposes and without a view to resale or distribution in violation of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.9*	Form Warrant to Purchase Common Stock of Exelixis, Inc. issued or issuable to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited

4.10	Registration Rights Agreement between Exelixis, Inc. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited dated June 4, 2008

10.55*	Facility Agreement between Exelixis, Inc. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited dated June 4, 2008

*	Confidential Treatment of certain portions of this exhibit requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: June 6, 2008	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary